Registration No. 333-

As filed with the Securities and Exchange Commission on April 2, 2008

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANKS.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	59-3234205
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of principal executive offices)

Banks.com, Inc.

Amended and Restated 2005 Equity Incentive Plan

(Full title of the plan)

Daniel M. O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

222 Kearny Street, Suite 550

San Francisco, CA 94108

(415) 962-9700

(Name, address and telephone number,

including area code, of agent for service)

Copy to: Martin A. Traber, Esquire Carolyn T. Long, Esquire Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 (813) 229-2300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.001 par value	800,000 shares	$0.67	$536,000	$21.07

(1)	Represents 800,000 additional shares issuable under the Banks.com, Inc. Amended and Restated 2005 Equity Incentive Plan (“Plan”). The provisions of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends, or similar transactions. Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the Plan described herein as the result of any future stock split, stock dividend, or similar adjustment of Registrant’s outstanding common stock.

(2)	Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average of the highest and lowest selling price for the shares on the American Stock Exchange on March 31, 2008 (rounded to the nearest cent) pursuant to Rules 457(c) and 457(h) under the Securities Act.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Banks.com, Inc. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 800,000 additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) under the Banks.com, Inc. Amended and Restated 2005 Equity Incentive Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on September 26, 2006 (Registration No. 333-137594).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Exhibit

(5)	Opinion of Foley & Lardner LLP

(10.1)	Banks.com, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Banks.com, Inc.’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2007)

(23.1)	Consent of Hacker, Johnson & Smith PA

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto)

(24)	Power of Attorney (contained in signature page hereto)

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Francisco, State of California, on April 1, 2008.

BANKS.COM, INC.

By:	/s/ Daniel M. O’Donnell
Daniel M. O’Donnell
President and Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Daniel M. O’Donnell, Jr. and Gary W. Bogatay, Jr. and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any Rule 462(b) registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either or them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Signature	Title	Date

By:	/s/ Daniel M. O’Donnell Daniel M. O’Donnell	President and Chief Executive Officer; Chairman of the Board (Principal Executive Officer)	April 1, 2008

By:	/s/ Gary W. Bogatay, Jr. Gary W. Bogatay, Jr.	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	April 1, 2008

By:	/s/ Frank McPartland Frank McPartland	Vice Chairman of the Board	April 1, 2008

By:	/s/ Lawrence J. Gibson Lawrence J. Gibson	Director	April 1, 2008

By:	/s/ Charles Dargan Charles Dargan	Director	April 1, 2008

EXHIBIT INDEX

BANKS.COM, INC.

Exhibit No.	Exhibit

(5)	Opinion of Foley & Lardner LLP

(10.1)	Banks.com, Inc. Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Banks.com, Inc.’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2007)

(23.1)	Consent of Hacker, Johnson & Smith PA

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto)

(24.1)	Powers of Attorney (contained in the signature Pages to this Registration Statement)